AMERICAN SKANDIA ADVISOR FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN SKANDIA ADVISOR FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended as follows:

     (1) Article SIXTH subsection (a) of the Charter is amended in its entirety to read as follows:

          (a) The total number of shares of stock of all classes and series which the Corporation has authority to issue is five billion, five hundred million (5,500,000,000) shares of capital stock (par value $.001 per share), amounting in aggregate par value to six million, two hundred fifty thousand ($5,500,000). All of the authorized shares of capital stock of the Corporation are initially classified as "Common Stock" of which two hundred and twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Founders International Small Capitalization Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF T. Rowe Price International Equity Fund," two million two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Founders Small Capitalization Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF T. Rowe Price Small Company Value Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Janus Capital Growth Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF INVESCO Equity Income Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF American Century Strategic Balanced Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Federated High Yield Bond Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Total Return Bond Fund," two billion, two hundred million (2,200,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF JPM Money Market Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Janus Overseas Growth Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Robertson Stephens Value + Growth Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Lord Abbett Growth and Income Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Neuberger&Berman Mid-Cap Growth Fund," two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Neuberger&Berman Mid-Cap Value Fund," and two hundred twenty million (220,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Marsico Capital Growth Fund." The ASAF Founders International Small Capitalization Fund, the ASAF T. Rowe Price International Equity Fund, the ASAF Founders Small Capitalization Fund, the ASAF T. Rowe Price Small Company Value Fund, the ASAF Janus Capital Growth Fund, the ASAF INVESCO Equity Income Fund, the ASAF American Century Strategic Balanced Fund, the ASAF Federated High Yield Bond Fund, the ASAF Total Return Bond Fund, the ASAF JPM Money Market Fund, the ASAF Janus Overseas Growth Fund, the ASAF Robertson Stephens Value + Growth Fund, the ASAF Lord Abbett Growth and Income Fund, the ASAF Neuberger&Berman Mid-Cap Growth Fund, the ASAF Neuberger&Berman Mid-Cap Value Fund, the ASAF Marsico Capital Growth Fund and any other series of Common Stock which is preferred over all other series in respect of the assets belonging to that series as hereinafter provided are referred to individually as a "Fund" and collectively as the "Funds." Each Fund shall initially have five classes of shares, designated Class A, Class B, Class C, Class X Shares and New Class X Shares. The number of authorized shares of each such class of a particular Fund shall consist at any time of the sum of (x) the outstanding shares of that class of that Fund and (y) one fifth of the authorized but unissued shares of all classes of that Fund; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class X and New Class X shares of any Fund shall not exceed the authorized number of shares of the Fund. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

     (2) Article SIXTH subsection (c)(10) of the Charter is amended in its entirety to read as follows:

          (10) Except to the extent provided otherwise by the Charter of the Corporation, the Class A, Class B, Class C, Class X and New Class X shares of each Fund shall represent an equal proportionate interest in the assets belonging to that Fund (subject to the liabilities of that Fund) and each share of a particular Fund shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

               (i) The Class A, Class B, Class C, Class X and New Class X shares may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940 and the Conduct Rules adopted by the National Association of Securities Dealers, Inc.

               (ii) Liabilities of a Fund which are determined by or under the supervision of the Board of Directors to be attributable to a particular class of that Fund may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that class of the Fund.

               (iii) Except as otherwise provided hereinafter,

                    (A) on the eighth  anniversary  of the day on which  Class B shares were purchased by a holder thereof, such shares (including that number of Class B shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class B shares ("Class B Dividend Shares") held by such holder multiplied by a fraction, the numerator of which is the number of Class B shares other than Class B Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class B shares other than Class B Dividend Shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the Class B shares and the Class A shares of that Fund on the conversion date;

                    (B) on the eighth  anniversary  of the day on which  Class X shares were purchased by a holder thereof, such shares (including that number of Class X shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class X shares ("Class X Dividend Shares") held by such holder multiplied by a fraction, the numerator of which is the number of Class X shares other than Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class X shares other than Class X Dividend Shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the Class X shares and the Class A shares of that Fund on the conversion date; and

                    (C) on the tenth anniversary of the day on which New Class X shares were purchased by a holder thereof, such shares (including that number of New Class X shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all New Class X shares ("New Class X Dividend Shares") held by such holder multiplied by a fraction, the numerator of which is the number of New Class X shares other than New Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of New Class X shares other than New Class X Dividend Shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the New Class X shares and the Class A shares of that Fund on the conversion date;

                    provided however, that conversion of Class B shares, Class X shares or New Class X shares represented by stock certificates shall be subject to tender of certificate.

          (iv) The Class A, Class B, Class C, Class X and New Class X shares of a particular Fund may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

         SECOND: (a) As of immediately before the amendment the total number of shares of stock of all classes which the Corporation has authority to issue is five billion, five hundred million (5,500,000,000) shares, all of which shares are Common Stock (par value $.001 per share) classified into the following series (each known as a Fund):

         250,000,000 shares             ASAF Founders International Small Capitalization Fund

         250,000,000 shares             ASAF T. Rowe Price International Equity Fund

         250,000,000 shares             ASAF Founders Small Capitalization Fund

         250,000,000 shares             ASAF T. Rowe Price Small Company Value Fund

         250,000,000 shares             ASAF Janus Capital Growth Fund

         250,000,000 shares             ASAF INVESCO Equity Income Fund

         250,000,000 shares             ASAF American Century Strategic Balanced Fund

         250,000,000 shares             ASAF Federated High Yield Bond Fund

         250,000,000 shares             ASAF Total Return Bond Fund

         2,500,000,000 shares           ASAF JPM Money Market Fund

         250,000,000 shares             ASAF Janus Overseas Growth Fund

         250,000,000 shares             ASAF Robertson Stephens Value + Growth Fund

         250,000,000 shares             ASAF Lord Abbett Growth and Income Fund

Each Fund is further initially into four classes of shares, designated Class A, Class B, Class C and Class X Shares. The number of authorized shares of each such class of a particular Fund shall consist at any time of the sum of (x) the outstanding shares of that class of that Fund and (y) one fourth of the authorized but unissued shares of all classes of that Fund; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C and Class X shares of any Fund shall not exceed the authorized number of shares of the Fund.

                  (b) As amended the total number of shares of stock of all classes which the Corporation has authority to issue is five billion, five hundred million (5,500,000,000) shares, all of which are Common Stock (par value $.001 per share) classified into the following series (each known as a Fund).

         220,000,000 shares             ASAF Founders International Small Capitalization Fund

         220,000,000 shares             ASAF T. Rowe Price International Equity Fund

         220,000,000 shares             ASAF Founders Small Capitalization Fund

         220,000,000 shares             ASAF T. Rowe Price Small Company Value Fund

         220,000,000 shares             ASAF Janus Capital Growth Fund

         220,000,000 shares             ASAF INVESCO Equity Income Fund

         220,000,000 shares             ASAF American Century Strategic Balanced Fund

         220,000,000 shares             ASAF Federated High Yield Bond Fund

         220,000,000 shares             ASAF Total Return Bond Fund

         2,200,000,000 shares           ASAF JPM Money Market Fund

         220,000,000 shares             ASAF Janus Overseas Growth Fund

         220,000,000 shares             ASAF Robertson Stephens Value + Growth Fund

         220,000,000 shares             ASAF Lord Abbett Growth and Income Fund

         220,000,000 shares             ASAF Neuberger&Berman Mid-Cap Growth Fund

         220,000,000 shares             ASAF Neuberger&Berman Mid-Cap Value Fund

         220,000,000 shares             ASAF Marsico Capital Growth Fund

Each Fund is further initially into five classes of shares, designated Class A, Class B, Class C, Class X and New Class X Shares. The number of authorized shares of each such class of a particular Fund shall consist at any time of the sum of (x) the outstanding shares of that class of that Fund and (y) one fifth of the authorized but unissued shares of all classes of that Fund; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class X and New Class X Shares of any Fund shall not exceed the authorized number of shares of the Fund.

     (c) The aggregate par value of all shares having a par value is $5,500,000 before the amendment and is not changed by the amendment.

     (d) The shares of stock of the Corporation are divided into classes and series, and the following is a description, as amended, of each class and series, including, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

                  (1) All consideration received by the Corporation from the issue or sale of shares of a particular Fund, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Fund for all purposes and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any items allocated as provided in the following sentence, are hereinafter referred to collectively as the "assets belonging to" that Fund. In the event that there are any assets, income, earnings, profits or proceeds which are not identifiable as belonging to a particular Fund, such items shall be allocated by or under the supervision of the Board of Directors to and among one or more of the Funds from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding for all purposes. No holder of a particular Fund shall have any right or claim against the assets belonging to any other Fund, except as a holder of the shares of such other Fund.

                  (2) The assets belonging to each Fund shall be charged with the liabilities of the Corporation in respect of that Fund and all expenses, costs, charges and reserves attributable to that Fund. Any liabilities, expenses, costs, charges or reserves of the Corporation which are attributable to more than one Fund, or are not identifiable as pertaining to any Fund, shall be allocated and charged by or under the supervision of the Board of Directors to and among one or more of the Funds from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding for all purposes. The liabilities, expenses, costs, charges and reserves charged to a series of Common Stock are hereinafter referred to collectively as the "liabilities of" that Fund.

                  (3) The net asset value per share of a particular Fund shall be the quotient obtained by dividing the value of the net assets of that Fund (being the value of the assets belonging to that Fund less the liabilities of that Fund) by the total number of shares of that Fund outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act of 1940. Subject to the applicable provisions of the Investment Company Act of 1940, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation, or in a duly adopted resolution of the Board of Directors, such bases and times for determining the current net asset value per share of each Fund, and the net income attributable to such Fund, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act of 1940, to determine whether any moneys or other assets received by the Corporation shall be treated as income or capital and whether any item of expense shall be charged to income or capital, and each such determination shall be conclusive and binding for all purposes.

                  (4) Subject to the provisions of law and any preferences of any class or series of stock from time to time classified or reclassified, dividends, including dividends payable in shares of another Fund, may be paid on the shares of any class of a particular Fund at such time and in such amounts as the Board of Directors may deem advisable. Dividends and other distributions on the shares of a particular Fund shall be paid only out of the assets belonging to that Fund after providing for the liabilities of that Fund.

                  (5) Each share of Common Stock shall have one vote, irrespective of the Fund or class thereof, and the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. The holders of shares of all Funds and classes shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of a particular Fund or class is required by the Investment Company Act of 1940 or the Maryland General Corporation Law, such requirement shall apply and, in that event, the other Funds and classes entitled to vote on the matter shall vote together as a single class; and provided, further, that the holders of a particular Fund or class shall not be entitled to vote on any matter which does not affect any interest of that Fund or class, including liquidation of another Fund or class, except as otherwise required by the Investment Company Act of 1940 or the Maryland General Corporation Law.

                  (6) Each holder of shares of a Fund of any class shall have the right to require the Corporation to redeem all or any part of his shares at a redemption price equal to the current net asset value per share of that Fund and class which is next computed after receipt of a tender of such shares for redemption, less such redemption fee or deferred sales charge, if any, as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940 and the Conduct Rules adopted by the National Association of Securities Dealers, Inc. Payment of the redemption price shall be made by the Corporation only from the assets belonging to the Fund whose shares are being redeemed. The redemption price shall be paid in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by law, make payment wholly or partly in securities or other assets, at the value of such securities or other assets used in such determination of current net asset value. Notwithstanding the foregoing, the Corporation may suspend the right of holders of any Fund to require the Corporation to redeem their shares, or postpone the date of payment or satisfaction upon such redemption for more than seven days after tender of such shares for redemption, during any period or at any time when and to the extent permitted under the Investment Company Act of 1940 and any other applicable law.

                  (7) To the extent and in the manner permitted by the Investment Company Act of 1940 and the Maryland General Corporation Law, the Board of Directors may cause the Corporation to redeem, at their current net asset value, the shares of any Fund held in the account of any stockholder having an aggregate net asset value which is less than the minimum initial investment in that Fund or such other amount, both as specified by the Board of Directors from time to time in its sole discretion.

                  (8) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or of the liquidation of a particular Fund, the holders of each Fund that is being liquidated shall be entitled, after payment or provision for payment of the liabilities of that Fund and the amount to which the holders of any class of that Fund shall be entitled, as a class, to share ratably in the remaining assets belonging to the Fund. The holders of shares of any particular Fund shall not be entitled thereby to any distribution upon the liquidation of any other Fund.

                  (9) Subject to compliance with the Investment Company Act of 1940, the Board of Directors shall have authority to provide that holders of any Fund shall have the right to exchange their shares for shares of one or more other Fund in accordance with such requirements and procedures as may be established by the Board of Directors.

                  (10) Except to the extent provided otherwise by the Charter of the Corporation, the Class A, Class B, Class C, Class X and New Class X shares of each Fund shall represent an equal proportionate interest in the assets belonging to that Fund (subject to the liabilities of that
         Fund) and each share of a particular Fund shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

                           (i) The Class A,  Class B,  Class C,  Class X and New
                  Class X shares may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940 and the Conduct Rules adopted by the National Association of Securities Dealers, Inc.

                           (ii) Liabilities of a Fund which are determined by or
                  under the supervision of the Board of Directors to be attributable to a particular class of that Fund may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that class of the Fund.

                           (iii)  Except as otherwise provided hereinafter,

                               (A) on the eighth anniversary of the day on which
                      Class B shares were purchased by a holder thereof, such shares (including that number of Class B shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class B shares ("Class B Dividend Shares") held by such holder multiplied by a fraction, the numerator of which is the number of Class B shares other than Class B Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class B shares other than Class B Dividend Shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the Class B shares and the Class A shares of that Fund on the conversion date;

                               (B) on the eighth anniversary of the day on which
                      Class X shares were purchased by a holder thereof, such shares (including that number of Class X shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class X shares ("Class X Dividend Shares") held by such holder multiplied by a fraction, the numerator of which is the number of Class X shares other than Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class X shares other than Class X Dividend Shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the Class X shares and the Class A shares of that Fund on the conversion date; and

                               (C) on the tenth  anniversary of the day on which
                      New Class X shares were purchased by a holder thereof, such shares (including that number of New Class X shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all New Class X shares ("New Class X Dividend Shares") held by such holder multiplied by a fraction, the numerator of which is the number of New Class X shares other than New Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of New Class X shares other than New Class X Dividend Shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the New Class X shares and the Class A shares of that Fund on the conversion date;

                  provided however, that conversion of Class B shares, Class X shares or New Class X shares represented by stock certificates shall be subject to tender of certificate.

                           (iv) The Class A,  Class B,  Class C, Class X and New
                  Class X shares of a particular Fund may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

         THIRD: The Corporation is a registered open-end company under the Investment Company Act of 1940, as amended. Pursuant to Article 2-208.1 of the Corporation and Associations Article Title of the Annotated Code of Maryland, the foregoing amendment to the Charter of the Corporation (which amendment represents only a classification or reclassification of authorized but unissued shares of capital stock of the Corporation) has been approved by the Board of Directors of the Corporation.

     IN WITNESS WHEREOF, AMERICAN SKANDIA ADVISOR FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on August ___, 1998.

WITNESS:                               AMERICAN SKANDIA ADVISOR
                                       FUNDS, INC.



________________________________       By: ________________________________
Eric C. Freed                              John Birch
Secretary                                  Vice President


         THE UNDERSIGNED, Vice President of AMERICAN SKANDIA ADVISOR FUNDS, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                            --------------------------------
                                            John Birch
                                            Vice President